SECURITIES AND EXCHANGE COMMISSION

                              Washington DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934


                        Date of Report: January 23, 2001



                              CROWN ANDERSEN INC.
                Exact name of Registrant as Specified in Charter


        Delaware                    0-14229                   58-1653577
(State of Incorporation)     (Commission File No.)      (IRS Employer ID No.)


    306 Dividend Drive, Peachtree City, Georgia                  30269
 (Address of principal executive offices including             (zip code)



      Registrant's Telephone Number, including area code: (770) 486-2000



                                Not Applicable
         (Former name or former address, if changes since last report)

Item 4.   Changes in Registrant's Certifying Accountant
-------   ---------------------------------------------

     On January 15, 2001, the Company notified BDO Seidman, LLP that they were not appointed to serve as independent accountants of the Company for the fiscal year ending September 30, 2001. This action was taken by the Board of Directors on December 13, 2000 on recommendation by the Audit Committee.

     The Board of Directors had become concerned about the increasing costs of audit fees over the last three years and its decision to change accountants was dictated only by economic reasons. Before making its decision, the Board received and evaluated fee proposals from several audit firms.

     BDO Seidman, LLP has served as the Company's auditor since 1978. Their report on the registrant's financial statements during the two most recent fiscal years contained no adverse opinion or disclaimer of opinion, or was ever qualified or modified in any way as to uncertainty, audit scope or accounting principles.

     There have been no disagreements with the independent accountants on any matter of accounting principles and practices, financial statement disclosures, or auditing scope or procedure.

Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

     c.   Exhibits

                The following exhibits are filed as part of this report:

                Letter from BDO Seidman, LLP addressed to the Securities and Exchange Commission is in process and will be filed as an amendment.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CROWN ANDERSEN INC.
                                          (Registrant)


Date:        January 23, 2001             By:  /s/ Jack D. Brady
       ---------------------------        -----------------------------
                                          Jack D. Brady
                                          President and Chief Executive Officer


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